                                                                    EXHIBIT 23.5

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                                                                February 9, 2000

We hereby consent to the use of our opinion letter as an exhibit to the registration statement on Form S-1 of KNOLOGY, Inc., filed with the Securities and Exchange Commission (the "Registration Statement") and to the use of our name in the Registration Statement. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP